As filed with the Securities and Exchange Commission on March 25, 2004

Registration No. 333-103837

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARTISAN COMPONENTS, INC.

(Exact name of Registrant as specified in our charter)

Delaware	77-0278185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

141 Caspian Court

Sunnyvale, California 94089-1013

(408) 734-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joy E. Leo

Chief Financial Officer

141 Caspian Court

Sunnyvale, California 94089-1013

(408) 734-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

CRAIG H. FACTOR GENERAL COUNSEL ARTISAN COMPONENTS, INC. 141 Caspian Court Sunnyvale, California 94089-1013 (408) 734-5600	ROBERT P. LATTA WILSON SONSINI GOODRICH& ROSATI PROFESSIONAL CORPORATION 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

On March 14, 2003, Artisan Components, Inc. (the “Company”) filed its Registration Statement on Form S-3, as amended (File No. 333-103837) (the “Registration Statement”) covering 676,531 shares of the Company’s Common Stock to be sold by certain stockholders of the Company. On May 9, 2003, the Commission declared the Registration Statement effective.

The Registration Statement was filed in order to register certain shares of the Company’s Common Stock issued to the former shareholders of NurLogic Design Inc. (“NurLogic”), which was acquired by the Company on February 19, 2003. The selling shareholders resold 661,204 of the 676,531 shares initially registered under the Registration Statement.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of the Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), the Company respectfully requests that the Commission withdraws the Company’s Registration Statement. The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Declaration of Registration Rights Agreement that the Company entered into for the benefit of the former shareholders of NurLogic, the Company’s obligations to maintain the effectiveness of the Registration Statement expired on February 19, 2004.

Accordingly, the Company hereby de-registers the 15,327 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 25th day of March 2004.

ARTISAN COMPONENTS, INC.

By:	/s/ Mark R. Templeton

Mark R. Templeton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark R. Templeton Mark R. Templeton	President, Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2004

/s/ Joy E. Leo Joy E. Leo	Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 25, 2004

/s/ Scott Becker* Scott Becker	Chief Technology Officer and Director	March 25, 2004

/s/ Lucio Lanza* Lucio Lanza	Chairman of the Board of Directors	March 25, 2004

/s/ Morio Kurosaki* Morio Kurosaki	Director	March 25, 2004

/s/ Leon Malmed* Leon Malmed	Director	March 25, 2004

/s/ R. Stephen Heinrichs* R. Stephen Heinrichs	Director	March 25, 2004

/s/ Robert P. Latta* Robert P. Latta	Director	March 25, 2004

By:	/s/ Joy E. Leo

Joy E. Leo Attorney-in-Fact